SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PHOTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

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PHOTRONICS, INC.
15 Secor Road
Brookfield, Connecticut 06804
(203) 775-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 11, 2014

TO THE SHAREHOLDERS OF PHOTRONICS, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Photronics, Inc. will be held at the offices of Photronics, Inc., 15 Secor Road, Building 1, Brookfield, CT 06804 at 10:00 a.m. Eastern Time, on Friday April 11, 2014 for the following purposes:

1)	To elect 6 members of the Board of Directors;

2)	To approve an amendment to the Photronics, Inc. 2007 Long Term Equity Incentive Plan, as previously amended, to increase the authorized shares for issuance from 6,000,000 shares to 9,000,000 and to amend the amount of restricted stock allowed to be issued thereunder from 15% to 1,000,000 shares;

3)	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending November 2, 2014;

4)	To approve, by non-binding vote, the compensation of our named executive officers; The shareholders will also act on any other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed February 14, 2014, as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.

YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel and Secretary

March 3, 2014

PHOTRONICS, INC.
15 Secor Road
Brookfield, Connecticut 06804
(203) 775-9000

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held on April 11, 2014

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Photronics, Inc. (the “Company”), to be voted at the Annual Meeting of Shareholders to be held on April 11, 2014, at 10:00 a.m. Eastern Time at the offices of Photronics, Inc., 15 Secor Road, Building 1, Brookfield, CT 06804 or any adjournments or postponements thereof (the “Annual Meeting”). This proxy statement and the enclosed proxy card are first being sent or given to shareholders on or about March 3, 2014. Our Annual Report on Form 10-K for the fiscal year ended November 3, 2013, as filed with the Securities and Exchange Commission (“SEC”) is included in the Annual Report to Shareholders being made available to our shareholders with this proxy statement.

The persons named as proxies on the accompanying proxy card have informed the Company of their intention, if no contrary instructions are given, to vote the shares of the Company’s common stock (“Common Stock”) represented by such proxies “FOR” Proposals 1, 2, 3 and 4, and at their discretion on any other matters which may come before the Annual Meeting. The Board of Directors does not know of any business to be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting of Shareholders.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use. Such revocation would be effective upon either (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a properly executed proxy bearing a later date; or (c) appearance by the shareholder at the Annual Meeting and his or her request to revoke the proxy. Any such notice or proxy should be sent to Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Secretary. Appearance at the Annual Meeting without a request to revoke a proxy will not revoke a previously executed and delivered proxy.

QUORUM; REQUIRED VOTES

Only shareholders of record at the close of business on February 14, 2014, are entitled to notice of and to vote at the Annual Meeting. As of February 14, 2014, there were 61,626,398 shares of Common Stock issued and outstanding, each of which is entitled to one vote. At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Common Stock will be necessary to constitute a quorum. Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Annual Meeting of Shareholders require the following votes to be approved: (1) Proposal 1 (Election of Directors) a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to elect 6 members of the Board of Directors; (2) Proposal 2 (Equity Incentive Plan Amendment) a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to approve the amendments, provided that the total votes cast on the proposal to approve the amendments to the plan represent over 50% of the outstanding shares of Common Stock; (3) Proposal 3 (Ratification of Selection of Independent Registered Public Accounting Firm for the Fiscal Year Ending November 2, 2014) a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP; (4) Proposal 4 (Executive Compensation) a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is required to approve the non-binding resolution approving the compensation of the named executive officers as described in the Compensation Discussion and Analysis and the narrative disclosure included in this proxy statement. Abstentions will be considered as present but will not be considered as votes in favor of any matter; broker non-votes will not be considered as present for the matter as to which the shares are not voted.

Neither the approval nor the disapproval of Proposal 4 will be binding on the Company or the Board of Directors or will be construed as overruling a decision by the Company or the Board of Directors. Neither the approval nor the disapproval of Proposal 4 will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Company or the Board of Directors. However, the Company will consider the results of this advisory vote in making future decisions on the Company’s compensation policies, and the compensation of the Company’s named executive officers.

Pursuant to the rules that govern brokers and nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), brokers and nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item because it is a non-routine matter, a “broker-non-vote” occurs. Under the rules governing brokers, an uncontested director election is considered a non-routine matter for which brokers do not have discretionary authority to vote shares held by an account holder. Additionally, as required by Section 957 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), advisory votes on executive compensation and on the frequency of such votes are also considered non-routine matters for which brokers do not have discretionary authority to vote shares held by account holders. Only the ratification of our independent registered public accounting firm under Proposal 3 is considered a routine matter.

Shareholders who hold their shares through a broker (in “street name”) must provide specific instructions to their brokers as to how to vote their shares, in the manner prescribed by their broker.

CORPORATE GOVERNANCE AND ETHICS

Photronics is committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to long-term performance and periodically reevaluates our policies to ensure they meet the Company’s needs. Set forth below are a few of the corporate governance practices and policies that we have adopted.

  Related Party Transaction Policy. Our Audit Committee is responsible for approving or ratifying transactions involving the Company and related parties and determining if such transactions are, or are not, consistent with the best interests of the Company and our shareholders.

  Executive Sessions. The Company’s Board of Directors’ meetings regularly include executive sessions without the presence of management, including the Chairman and Chief Executive Officer.

  Shareholders Rights Plan Policy. The Company does not have a shareholders rights plan and is not currently considering adopting one. The Board of Directors’ position is that it will only adopt a shareholders’ rights plan if the Board of Directors determines that it is in the best interests of the Company, taking into consideration all factors that it deems advisable and appropriate.

BOARD OF DIRECTORS’ POLICIES AND COMMITTEE CHARTERS

The Company has adopted a code of ethics and corporate governance policy to assist the Board and its committees in the exercise of their responsibilities. The code of ethics and corporate governance policy apply generally to the Board and the Company’s named executive officers. Each of the Board committees has a written charter that sets forth the goals and responsibilities of the committee. The Company’s code of ethics and Board committee charters can be found on the Company’s website at www.photronics.com.

The number of directors on our Board is not permitted to be less than three or more than fifteen members under our bylaws. Currently, the Board has fixed the number of directors at six members. The Board is responsible for nominating members to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders, in each case upon the recommendation of the Nominating Committee. The Nominating Committee seeks input from other Board members and senior management and may engage a search firm to identify and evaluate potential candidates. The Board and each of the committees of the Board conduct annual self-assessments to determine their effectiveness. Additionally, each committee reviews the adequacy of its charter annually and considers any proposed changes.

BOARD LEADERSHIP STRUCTURE

The Board of Directors believes that the current Board leadership structure, in which the roles of Chairman and Chief Executive Officer are held by one person, is appropriate for the Company and its shareholders at this time. The current Board leadership structure is believed to be appropriate because it demonstrates to our employees, suppliers, customers, and other shareholders that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing the Company’s operations. Currently, having the founder serve as Chairman and Chief Executive Officer has been an effective and successful approach for the Company. However the Company may adopt a different approach in the future.

The Board also has a Lead Independent Director. Mr. Fiederowicz serves as Lead Independent Director. Mr. Fiederowicz’s duties include the following: chair any meeting of the independent directors in executive session; facilitate communications between other members of the Board and the Chairman of the Board/Chief Executive Officer (however, each director is free to communicate directly with the Chairman of the Board/Chief Executive officer); monitor, with the assistance of the General Counsel, communications from shareholders.

The Board will continue to reexamine our corporate governance policies and leadership structure on an ongoing basis to ensure that they continue to meet the Company’s needs.

THE BOARD OF DIRECTOR’S ROLE IN RISK OVERSIGHT AND ASSESSMENT

The Company has a risk management program overseen by senior management and approved by the Board of Directors. Risks are identified and prioritized by senior management and each prioritized risk is assigned to either a Board committee or the full Board for oversight. For example, strategic risks are overseen by the full Board; financial and business conduct risks are overseen by the Audit Committee or the full Board; risks related to related party transactions are overseen by the Audit Committee and compensation risks are overseen by the Compensation Committee. Management regularly reports on enterprise risks to the relevant committee or the Board. Additional review or reporting on enterprise risk is conducted as needed or as requested by the Board or relevant committee.

COMPENSATION RELATED RISK

The Company regularly assesses the risks related to our compensation programs, including our executive compensation programs, and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material effect on the Company. Incentive award targets and opportunities are reviewed annually allowing the Compensation Committee to maintain an appropriate balance between rewarding high performance without encouraging excessive risk taking.

OWNERSHIP OF COMMON
STOCK BY DIRECTORS, OFFICERS
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information on the beneficial ownership of the Company’s Common Stock as of February 14, 2014, by: (i) beneficial owners of more than five percent of the Common Stock; (ii) each director; (iii) each named executive officer in the summary compensation table set forth below; and (iv) all directors and currently employed named executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class
Waddell & Reed Financial, Inc.	7,233,326		11.70%	(3)
6300 Lamar Avenue
Overland Park, KS 66202
Donald Smith & Co., Inc.	5,424,685		8.84%	(4)
152 West 57th Street
New York, NY 10019
Dimensional Fund Advisors	5,359,580		8.73%	(5)
Palisades West, Building One
6300 Bee Cove Road
Austin, Texas 78746
Steelhead Partners, LLC	4,308,685		6.50%	(6)
333 108th Avenue NE
Bellevue, WA 98004
Black Rock, Inc.	3,681,211		5.97%	(7)
40 East 52nd Street
New York, NY 10022
Barrow, Hanley, Mewhinney & Strauss, LLC	3,451,469		5.62%	(8)
2200 Ross Avenue, 31st Floor
Dallas, Texas 75201-2761
Richelle Burr	92,780	(9)	*
Walter M. Fiederowicz	108,250	(9)	*
Joseph A. Fiorita, Jr.	240,900	(9)(10)	*
Liang-Choo Hsia	36,000	(9)	*
Soo Hong Jeong	545,025	(9)	*
Peter Kirlin	156,750	(9)	*
Constantine S. Macricostas	1,036,029	(9)(11)	*
George Macricostas	72,250	(9)	*
Christopher J. Progler	270,175	(9)	*
Sean T. Smith	365,999	(9)	*
Mitchell G. Tyson	152,500	(9)	*
Directors and Named Executive Officers	3,076,658	(12)	4.84%
as a group (11 persons)

* Less than 5%

(1)	The address for all officers and directors is 15 Secor Road, Brookfield, Connecticut 06804.

(2)	Except as otherwise indicated, the named person has the sole voting and investment power with respect to the shares of Common Stock set forth opposite such person’s name.

(3)	According to Schedule 13G/A filed February 7, 2014, Waddell & Reed Financial, Inc. had sole voting and dispositive power over 7,233,326 shares of Common Stock as of December 31, 2013.

(4)	According to Schedule 13G filed February 10, 2014, Donald Smith & Co., Inc. had sole voting and dispositive power over 5,424,685 shares of Common Stock as of December 31, 2013.

(5)	According to Schedule 13G/A filed on February 10, 2014, Dimensional Fund Advisors, had sole voting and dispositive power over 5,359,580 shares of Common Stock as of December 31, 2013.

(6)	According to Schedule 13G/A filed February 14, 2014, Steelhead Partners, LLC, had sole voting and dispositive power over 4,308,685 shares of Common Stock as of December 31, 2013.

(7)	According to Schedule 13G/A filed January 30, 2014, Black Rock, Inc. had sole voting and dispositive power over 3,681,211 shares of Common Stock as of December 31, 2013.

(8)	According to Schedule 13G filed February 12, 2014, Barrow, Hanley, Mewhinney & Strauss, LLC had sole voting and dispositive power over 3,451,469 shares of Common Stock as of December 31, 2013.

(9)	Includes shares of Common Stock subject to stock options exercisable as of February 14, 2014, (or within 60 days thereof), as follows: Ms. Burr: 65,688; Mr. Fiederowicz: 96,250 ; Mr. Fiorita: 118,000; Dr. Hsia: 8,000; Dr. Jeong: 370,625 ; Dr. Kirlin: 118,250; Mr. Constantine Macricostas: 415,625; Mr. George Macricostas: 35,500; Dr. Progler 214,375; Mr. Smith: 271,875 ; and Mr. Tyson: 73,000.

(10)	Includes 300 shares owned by the wife of Mr. Fiorita as to which shares he disclaims beneficial ownership.

(11)	Includes 34,568 shares held by the wife of Mr. Macricostas as to which shares he disclaims beneficial ownership.

(12)	Includes the shares listed in notes (7), (8) and (9) above.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board has nominated 6 directors to be elected at the 2014 Annual Meeting to serve for a one year term. Each of the 6 directors of the Company that is elected at the Annual Meeting will serve until the 2015 Annual Meeting of Shareholders or, if earlier, until their successors are elected and qualified. Each nominee is currently a director of the Company and has agreed to serve if elected. The names of, and certain information with respect to, the nominees for election as directors are set forth below.

The Company is open and receptive to shareholder communication. If, for any reason, any of the nominees shall become unable to stand for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. The Company has no reason to believe that any nominee will be unable to serve as a director.

The Board of Directors recommends that you vote “FOR” the election of each of the following nominees:

Nominees:

Name and (Age)	Director Since	Position with the Company
Walter M. Fiederowicz (67 years)	1984	Director

Joseph A. Fiorita, Jr. (69 years)	1987	Director

Dr. L. C. Hsia (65 years)	2012	Director

Constantine S. Macricostas (78 years)	1974	Chairman of the Board

George Macricostas (44 years)	2002	Director

Mitchell G. Tyson (59 years)	2004	Director

Messrs. Fiederowicz, Fiorita, Hsia, and Tyson qualify as being independent under applicable NASDAQ Global Select (“NASDAQ”) rules.

In addition to the information set forth in the table above, the following provides certain information about each nominee for election as director, including his principal occupation for at least the past five years. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this proxy statement, in light of the Company’s business and structure.

Walter M. Fiederowicz has been a private investor and consultant since August 1997. During 2011, he served as Managing Director of Painter Hill Ventures and Painter Hill Venture Fund, entities that invest in financial services and technology companies. Mr. Fiederowicz is Chairman of the Compensation Committee, Vice Chairman of the Audit Committee and a member of the Executive Committee. Mr. Fiederowicz brings to the Board of Directors substantial experience in analyzing and forecasting economic conditions both domestically and internationally. Through his service on the boards of other companies, he has gained extensive experience in leadership, risk oversight and corporate governance matters.

Joseph A. Fiorita, Jr., CPA, has been a partner since 1973 at Fiorita, Kornhaas & Company, P.C., an independent certified public accounting firm located in Danbury, Connecticut. He is a member of the Connecticut Society of Certified Public Accountants (CSCPA) and American Institute of Certified Public Accountants (AICPA). He serves as an advisory board member of various closely-held companies and charitable organizations. He is also a Corporator for Newtown Savings Bank. Mr. Fiorita is Chairman of the Audit Committee, Vice Chairman of the Compensation Committee and a member of the Executive Committee. Mr. Fiorita qualifies as an audit committee financial expert under applicable rules promulgated by the Securities and Exchange Commission (“SEC”). Mr. Fiorita brings to the Board of Directors broad experience in corporate finance, and is highly qualified in the fields of accounting and internal controls, both of which contribute to effective service on the Board of Directors. Through his service on the board of directors of other companies, he has gained additional experience in risk management and corporate governance.

Liang-Choo Hsia, was formerly Senior Vice President and Senior Technical Advisor at Global Foundries. He joined Global Foundries as a result of the acquisition of Chartered Semiconductor Manufacturing where, for over ten years, he played a pivotal role in defining roadmaps for advanced node migration and oversaw the company’s participation in the Joint Development Alliance with IBM for advanced manufacturing at the 22/20nm nodes. He joined Chartered after serving for three years as Director of Technology Development of United Microelectronics Corporation in Taiwan. Prior to that, he spent over a decade with IBM as an advisory scientist in various divisions. Dr. Hsia has authored or co-authored over 100 papers and over 50 patents. He resides in Taiwan and has offices in Taiwan and Singapore. Dr. Hsia is a member of the investment committee, Semi Taiwan, he also serves as a Director on the Board of Everam, Inc. Taiwan, a mobile DRAM design house and on the Board of Sequia Microelectronics Corp., Taiwan, a design house for LED power supply chips. Dr. Hsia is Chairman of the Strategic Planning and Technology Development Committee and is a member of the Nominating Committee.

Constantine S. Macricostas is Chairman of the Board and Chief Executive Officer. From July 20, 2008, Mr. Macricostas assumed the responsibility of Interim Chief Executive Officer and on April 3, 2009 he became Chief Executive Officer and President. From February 23, 2004 to June 7, 2005, Mr. Macricostas also served as Chief Executive Officer. Mr. Macricostas also served as Chief Executive Officer of the Company from 1974 until August 1997. Mr. Macricostas is a founder, Vice Chairman of the Board and a director of RagingWire Enterprise Solutions, Inc., (“RagingWire”). Mr. Macricostas is the father of George Macricostas. Mr. Macricostas’ knowledge of the Company and its operations is invaluable to the Board of Directors in evaluating and directing the Company’s future. Through his long service to the Company and experience in the industry, he has developed extensive knowledge in the areas of leadership, safety, risk oversight, management and corporate governance, each of which provides great value to the Board of Directors.

George Macricostas is Chairman of the Board, Chief Executive Officer, President and a founder of RagingWire, a company that provides secure managed information technology services and data center infrastructure to data intensive enterprises. Mr. Macricostas is a member of the Strategic Planning and Technology Development Committee of the Company. Mr. Macricostas is a member of the Board of Directors of the Jane Goodall Institute, and was a finalist in the 2007 Ernst and Young Entrepreneur of the Year program. From November 2005 to January 2007, Mr. Macricostas was Executive Vice Chairman of RagingWire. From May 2000 through November 2010, Mr. Macricostas was Chief Executive Officer of RagingWire. Prior to the founding of RagingWire, from February 1996 until April 2000, Mr. Macricostas was a senior vice president of the Company, where he was responsible for all aspects of the Company’s global information technology infrastructure. Mr. Macricostas brings over 21 years of technical and business management experience in operations and information technology to the Board of Directors. Through his service on the Board, he has gained additional experience in risk management and corporate governance.

Mitchell G. Tyson is an independent business strategy and clean energy consultant and serves on multiple industry, government and corporate boards of directors. He is also an Adjunct Professor at the Brandeis International Business School. Until October 2010 he was the Chief Executive Officer and a Director of Advanced Electron Beams. Prior to joining Advanced Electron Beams in 2005, Mr. Tyson was a corporate consultant and lecturer. Previously, Mr. Tyson served as the Chief Executive Officer of PRI Automation, a publicly traded corporation that supplied automation systems including hardware, software and services to the semiconductor industry. From 1987 to 2002, he held positions of increasing management responsibility and helped transform PRI Automation from a small robotics manufacturer to the world’s leading supplier of semiconductor fab automation systems. Prior to joining PRI Automation, Mr. Tyson worked at GCA Corporation from 1985 to 1987 as Director of Product Management and served as science advisor and legislative assistant to the late U.S. Senator Paul Tsongas from 1979 to 1985. Mr. Tyson is Chairman of the Nominating Committee and a member of the Audit Committee of the Company.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors met 5 times during the 2013 fiscal year. During fiscal 2013, each director attended all (100%) of the regular meetings of the Board of Directors and all (100%) of committee meetings of the Board on which such director served.

The Company’s Board of Directors has Audit, Compensation, Executive, Nominating and Strategic and Technology Development Committees. Members of the Audit, Compensation and Nominating Committees are comprised of independent, non-employee directors.

The Audit Committee’s functions include the appointment of the Company’s independent registered public accountants, reviewing with such accountants the plan for and results of their auditing engagement and the independence of such accountants. Messrs. Fiederowicz, Fiorita and Tyson are the members of the Audit Committee. All members of this Committee are independent, non-employee directors under applicable NASDAQ rules. Mr. Fiorita qualifies as an audit committee financial expert under applicable SEC audit committee rules. The Audit Committee held 8 meetings during the 2013 fiscal year.

The Compensation Committee’s functions include establishing the compensation levels for our executive officers and overseeing compensation policies and programs for the executive officers of the Company and administration of the Company’s equity and stock plans. This includes setting corporate goals and objectives relevant to compensation of our executive officers and evaluating performance against these goals and objectives. The Committee also reviews and makes recommendations to the Board with respect to director compensation. Members of management, including our Chief Executive Officer and President, our Chief Financial Officer, our Vice President of Human Resources and our Vice President and General Counsel participate in Compensation Committee meetings as requested by the Committee to present and discuss the materials provided, including recommendations to be considered relative to executive pay and competitive market practices. These members of management assist the Committee in understanding the Company’s business plan and long term strategic direction, developing the performance targets for our performance-based compensation and understanding the technical or regulatory considerations as well as the motivational factors of the decisions that are intended to drive executive and company performance. Although the Committee solicits input and perspective from management regarding executive compensation, the ultimate decision on executive compensation is made solely by the Compensation Committee, and the decision regarding the Chief Executive Officer’s compensation is made by the Compensation Committee without the presence of the Chief Executive Officer. Messrs. Fiederowicz and Fiorita are the members of the Compensation Committee. All members of this Committee are independent, non-employee directors under applicable NASDAQ rules. The Compensation Committee held 11 meetings during the 2013 fiscal year.

The purpose of the Executive Committee is to permit action on behalf of the Board of Directors between meetings, particularly in those circumstances for which a timely response is required and full Board participation is not feasible. Messrs. Macricostas, Fiederowicz and Fiorita were the members of the Executive Committee in fiscal 2013. The Company has decided not to utilize an Executive Committee for fiscal 2014.

The purpose of the Strategic Planning and Technology Development Committee is to assist the Board of Directors with planning and directing the Company towards its vision and strategic goals. The Strategic Planning and Development Committee met 4 times in fiscal 2013. Dr. Hsia and Mr. George Macricostas are the members of the Strategic Planning and Technology Development Committee.

The Nominating Committee’s functions include the consideration and nomination of candidates for election to the Board. Mr. Tyson and Dr. Hsia are the members of the Nominating Committee. All members of this Committee are independent, non-employee directors under applicable NASDAQ rules. This Committee held 2 meetings during the 2013 fiscal year.

The minimum qualifications for nominees to be considered by the Nominating Committee are experience as a business or technology leader, possession of the qualities or skills necessary, the ability to deliver value and leadership to the Company and the ability to understand, in a comprehensive manner, the technology utilized by the Company and its customers for the production of semiconductors and flat panel displays. If an opening for a Director arises, the Board will conduct a search for qualified candidates. The Nominating Committee utilizes its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee will also consider qualified candidates for Director suggested by shareholders in written submissions sent to Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Secretary. The Nominating Committee also considers the diversity of backgrounds and expertise represented in the Board’s composition and whether a nominee is qualified to serve may depend in part on the backgrounds of the other directors, so that the Board of Directors as a whole has an appropriate mix of backgrounds and breadth of experience. The Nominating Committee reviews its effectiveness in balancing these considerations through its ongoing consideration of directors and nominees, as well as the Nominating Committee’s annual self-evaluation process. The Nominating Committee evaluates candidates in the same manner, whether the candidate was recommended by a shareholder or not.

The Nominating Committee did not receive any Director nominations from a shareholder for the Annual Meeting.

The Board provides a process for shareholders to send communications to the Board or to any Director individually. Shareholders may send written communications to the Board or to any Director c/o Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804, Attention: Secretary. All communications will be compiled by the Secretary and submitted to the Board, or the individual Directors, on a periodic basis.

It is the Company’s policy that the Directors who stand for election at the Annual Meeting attend the Annual Meeting unless the Director has an irreconcilable conflict and attendance has been excused by the Board. All of the nominees who were Directors during the last fiscal year and who are standing for election at the Annual Meeting attended the 2013 Annual Meeting of Shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three directors, each of whom meets the independence requirements of the applicable NASDAQ and SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company. The Audit Committee also undertakes a written performance evaluation of the Committee on an annual basis.

The Audit Committee held 8 meetings during the 2013 fiscal year. For the fiscal year ended November 3, 2013, the Audit Committee reviewed and discussed the audited financial statements with management, discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees) as amended, as adopted by PCAOB in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirement of PCAOB regarding Deloitte & Touche LLP’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP that firm’s independence from the Company and its management. The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, as appropriate, (1) the audited financial statements and (2) management’s report on internal control over financial reporting and Deloitte & Touche LLP’s related opinions. The Committee considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the independence of Deloitte & Touche LLP and concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of such services. The Audit Committee met with management periodically during the fiscal year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. Additionally, the Audit Committee pre-approved all audit and non-audit services provided to the Company by Deloitte & Touche LLP. Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2013 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee has a formal procedure for reviewing complaints and inquiries about accounting and auditing matters and violations of Company policy.

Fees Paid to the Independent Registered Public Accounting Firm

For the fiscal years ended November 3, 2013 and October 28, 2012, the aggregate fees for professional services rendered by Deloitte & Touche LLP were as follows:

	Fiscal 2013	Fiscal 2012
Audit Fees (a)	$1,031,323	$1,058,678
Audit-Related Fees (b)	132,300	0
Tax Fees (c)	247,309	64,073
All Other Fees	0	0

Total	$1,410,932	$1,122,751

(a)	Represents aggregate fees in connection with the audit of the Company’s annual financial statements, internal controls over financial reporting and review of the Company’s quarterly financial statements or services normally provided by Deloitte & Touche LLP.

(b)	Represents assurance and other activities not directly related to the audit of the Company’s financial statements.

(c)	Represents aggregate fees in connection with tax compliance, tax advice and tax planning.

This report is submitted by:
Joseph A. Fiorita, Jr.
Chairman

Walter M. Fiederowicz

Mitchell G. Tyson

EXECUTIVE OFFICERS

The names of the executive officers (the “Named Executive Officers”) of the Company are set forth below together with the positions held by each person in the Company. All executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Name and Age	Position	Served as a Named Executive Officer Since
Richelle E. Burr, 50	Vice President, General Counsel	2010
	and Secretary

Soo Hong Jeong, 58	President and	2001
	Chief Operating Officer of Asia

Peter S. Kirlin, 53	President	2008

Constantine S. Macricostas, 78	Chief Executive Officer	2008

Christopher J. Progler, 50	Vice President, Chief Technology	2004
	Officer and Strategic Planning

Sean T. Smith, 53	Senior Vice President and	2000
	Chief Financial Officer

Richelle E. Burr joined Photronics in 2003 as Corporate Counsel. She was promoted to Vice President, Associate General Counsel in 2008 and was appointed Secretary in April of 2009 prior to her appointment as General Counsel in January 2010.

Dr. Soo Hong Jeong was appointed President and Chief Operating Officer of Asia on February 13, 2013. He has served as President of Asia Operations since March 22, 2004. Dr. Jeong served as Chief Operating Officer of Photronics from June 2006 to February 2013. Prior to that, Dr. Jeong served as a Vice President of the Company and President and Chief Executive Officer of PK, Ltd. (“PKL”), since August 2001.

Dr. Peter S. Kirlin was appointed President of the Company in September of 2013. He joined Photronics in August, 2008 as Senior Vice President, US and Europe. Prior to joining Photronics, Dr. Kirlin was Executive Chairman of Akrion, Inc. from January 2007 to July 2008. Prior to that Dr. Kirlin was Vice President of Business Development at Entegris, Inc. from May 2004 to September 2006 prior to which he was Chairman and Chief Executive Officer of DuPont Photomask, Inc.

Constantine S. Macricostas has served as Chief Executive Officer and President since April 3, 2009. In September of 2013, Dr. Kirlin was appointed President of the Company and Mr. Macricostas remains as Chairman of the Board and Chief Executive Officer. Prior to that, he served as Interim Chief Executive Officer from July 20, 2008 to April 3, 2009. From February 23, 2004 to June 7, 2005, he also served as Chief Executive Officer. From January 2002 through March 2002, he temporarily assumed the position of President. Mr. Macricostas also served as Chief Executive Officer of the Company from 1974 until August 1997.

Dr. Christopher J. Progler became an executive officer on June 21, 2006. Dr. Progler has been employed by Photronics since 2001 starting with the position of Corporate Chief Scientist. He was promoted to Vice President and Chief Technology Officer in 2004. In 2011 Dr. Progler assumed the added responsibility of Strategic Planning for the Company. Dr. Progler is a Fellow and Board Member of SPIE - The International Society for Optical Engineering. He is Co-Chair of SPIE Advanced Lithography Symposium and Associate Editor for the SPIE Journal of Microlithography, Microfabrication and Microsystems.

Sean T. Smith was promoted to Senior Vice President and Chief Financial Officer on January 25, 2005. He was promoted to Vice President and Chief Financial Officer in March 2002 after serving as Vice President and Controller. He joined Photronics in April 2000.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised of two of the independent, non-employee members of the Board of Directors. Neither of these individuals was an officer or employee of the Company at any time during fiscal year 2013 or at any other time, and neither of them have interlocking relationships as described in Item 407 of Regulation S-K. The Compensation Committee is responsible for setting and administering the policies governing compensation of our executive officers. The Compensation Committee reviews and approves, among other things, overall annual performance for the Named Executive Officers as well as all participants in the Company’s 2011 Executive Incentive Compensation Plan (“2011 EICP”).

Compensation Philosophy

The Company’s compensation philosophy is that rewarding the Company’s executives for their individual and collective efforts and contributions to the Company, in a manner that fosters teamwork and leads to the long-term success of the Company, is in the best interests of its shareholders. The Company also believes that delivering a substantial portion of such rewards in the form of stock or stock options, aligns the interests of the Company’s executives with the interests of shareholders. The Company’s compensation program is designed to attract and retain talented employees by providing adequate incentives to achieve its business objectives, while not encouraging excessively risky behavior. The Compensation Committee periodically reviews the Company’s approach to executive compensation in light of general economic conditions of the semiconductor industry and the Company’s performance, and makes changes when appropriate.

Compensation Objectives

Consistent with the Company’s philosophy, the Company believes that executive compensation must be competitive with other comparable employers in order for qualified employees to be attracted to, and retained by, the Company, and that the Company’s compensation practices should provide incentives for driving better business performance and increasing shareholder value. Accordingly, the four primary objectives of the Company’s compensation program, as administered by the Compensation Committee are:

  to provide competitive compensation to attract and retain talented employees;

  to advance the goals of the Company by aligning executives’ interests with shareholder interests;

  to minimize risks associated with compensation; and

  to balance the incentives associated with the program in a way that provides incentives for executives to assess and manage risks associated with the Company’s business appropriately, in the context of the Company’s business strategy.

Elements of Compensation

The Compensation Committee uses three components to achieve the Company’s primary objectives: base salary, annual cash incentives and stock-based awards.

The Compensation Committee believes that the three components of the Company’s compensation result in a compensation program that is competitive and aligns the Named Executive Officer’s interests with shareholder value creation.

Base salaries provide each executive with a fixed, minimum level of cash compensation. The Company believes that it is important for retention, stability and continuity of leadership, that base salaries be competitive with the Company’s peers. Base salaries may be increased or decreased depending upon changes in duties or economic conditions. The base salary of the highest paid executive of the Company, its Chief Executive Officer, was approximately 59% of his total compensation in 2013.

Annual cash incentives are used to promote the achievement of specific short-term goals of the Company that correspond to certain goals of the Company set on an annual basis and the underlying metrics relating thereto. Since the achievement of the annual cash incentives is determined by Company performance, and the percentage of salary awarded as annual cash incentives for 2013 was the same for all Named Executive Officers, the Company believes that such awards foster teamwork among the Named Executive Officers to meet the Company’s short-term objective goals. Approximately 5% of the Named Executive Officers’ compensation in 2013 consisted of annual cash incentives.

Stock-based awards are the Company’s preferred approach to both align the interests of shareholders with the executives, as well as enhance the Company’s retention goals. By virtue of the stock-based awards, the Named Executive Officers are shareholders themselves and participate in the gains in value of the Company’s stock. Over 31% of the Named Executive Officers’ compensation in 2013 consisted of stock-based compensation.

Total Direct Compensation Chief Executive Officer	Total Compensation All Other Named Executive Officers

Determination of Total Compensation

When determining total compensation, the Compensation Committee assesses five primary factors:

  the overall performance of the Company;

  the Named Executive Officer’s role in that performance;

  the compensation previously received by the Named Executive Officer;

  the compensation of similarly situated executive officers working for peer group companies; and

  shareholder feedback.

When linking the Company’s performance and the total compensation of the Named Executive Officers, the Compensation Committee uses both the objective metrics provided for under the 2011 EICP as well as its subjective assessment of the performance of the Company in the context of general economic and industry trends.

When the Compensation Committee evaluates the role of each Named Executive Officer in the performance of the Company, it considers both the recommendation and evaluation of such Named Executive Officer by the Chief Executive Officer (the Chief Executive Officer does not evaluate his own performance) and the Compensation Committee’s assessment of each Named Executive Officer’s leadership qualities, paying particular attention to the scope of his or her duties and the collaboration of such Named Executive Officer with other team members.

In establishing compensation levels for the Company’s Named Executive Officers of the Company, identified in the Summary Compensation Table, the Compensation Committee considers compensation at nine publicly traded companies in the semiconductor/electronics industries with similar levels of sales and capital. These companies are Advanced Energy Industries, Inc., ATMI, Inc., Axcelis Technologies, Inc., Brooks Automation, Inc., Cabot

Microelectronics Corp., Entegris, Inc., FEI Co, Kulicke & Soffa Industries, Inc., and Veeco Instruments, Inc. Information regarding these companies and their compensation practices is drawn from their proxy statements. The Compensation Committee adjusts executive compensation in connection with this review. Generally, the Compensation Committee believes that the compensation of its executive officers should be set near the median compensation of this comparison group; however it is also important to the Compensation Committee that compensation reflect individual performance and that may warrant compensation up to 20% above or below the median.

In addition, while establishing its compensation policies for a given year, the Compensation Committee will evaluate the results from the most recent shareholder advisory vote on compensation to consider the implications of such advisory vote for the compensation policies and determine whether changes are appropriate. At the 2013 Annual Shareholders Meeting, 98% of the votes cast with respect to the advisory vote on executive compensation voted to overwhelmingly approve the executive compensation paid in fiscal 2012. In light of this vote, as well as the Compensation Committee’s review of the compensation arrangements discussed above, general market pay practices for its executives and its assessments of individual and corporate performance, the Compensation Committee determined that no significant change in its compensation policies would be made. The Compensation Committee will consider the results from this year’s and future shareholder advisory votes regarding future executive compensation decisions.

The Compensation Committee does not use tally sheets.

Base Salary

The Compensation Committee evaluates and establishes base salary levels in light of economic conditions (generally and in the regions where executives work) and comparisons to other similarly situated companies. Base salary is designed to recognize an executive’s knowledge, skills, abilities, level of responsibility and ongoing performance. The Compensation Committee targets base salary for all executives to be at a level consistent with our assessment of their value relative to their peers in the labor market, while also taking into account our need to maintain costs in light of business conditions and the challenging economic times. Any recommendations for salary changes to any Named Executive Officers (other than the Chief Executive Officer) are made by the Chief Executive Officer and presented to the Compensation Committee for approval.

Dr. Progler’s salary was increased in fiscal year 2013 from $285,000 to $300,000, because of strategic planning initiatives he undertook in 2012, technology implemented on behalf of the Company and to make Dr. Progler’s salary competitive with other similarly situated chief technology officers. Dr. Peter Kirlin was promoted to President of the Company in September of 2013. As a result of Dr. Kirlin’s promotion and his increased responsibilities, his salary was increased from $320,000 to $450,000 in September of 2013.

Dr. Progler’s salary was further increased in the beginning of fiscal 2014 from $300,000 to $330,000 again as a result of the strategic initiatives he implemented in 2013 and to make Dr. Progler’s salary competitive with other similarly situated technology officers. Ms. Burr’s salary was increased in the beginning of fiscal 2014 from $220,000 to $250,000 as a result of additional duties she assumed as General Counsel for the Company and also to make Ms. Burr’s salary competitive with other, similarly situated general counsel.

Annual Incentives

During the 2011 Annual Meeting, our shareholders approved the 2011 EICP. Participation in the 2011 EICP is limited to key employees of the Company as designated by the Compensation Committee. The 2011 EICP is administered by the Compensation Committee, which has full power and authority to determine which key employees of the Company receive awards under the 2011 EICP, set performance goals and bonus targets for each fiscal year, interpret and construe the terms of the 2011 EICP and to make all determinations it deems necessary in the administration of the 2011 EICP, including any determination with respect to the achievement of performance goals and the application of such achievement to the bonus targets. The 2011 EICP sets out quantitative and qualitative categories of business criteria upon which performance goals are based. The business criteria measures within each category may be assigned different weightings based upon their relative degree of importance as determined by the Compensation Committee.

In the quantitative category, one or more of the following business criteria may be used as performance measures: (i) net sales, (ii) operating income, (iii) net income, (iv) earnings per share of common stock, (v) net cash flows provided by operating activities, (vi) net increase in working capital, (vii) return on invested capital, (viii) return on equity and/or (ix) debt reduction. In the qualitative category, the business criteria relate to objective individual performance, taking into account individual goals and objectives. The performance goals with respect to each category of business criteria are established by the Compensation Committee within ninety days of the commencement of each fiscal year. Annual bonus targets are either expressed as a percentage of current salary or a fixed monetary amount with respect to each performance goal. At the end of each fiscal year for which a bonus may be earned, the Compensation Committee determines each participant’s level of achievement of the established performance goals. Consistent with the relevant provisions of the Dodd-Frank Act, the Company will “clawback”, or retroactively adjust if the relevant performance measures that awards are based upon are later restated or otherwise adjusted in a manner that would reduce the size of the award or payment. The Compensation Committee may amend or terminate the 2011 EICP at any time provided that no amendment will be effective prior to approval of the Company’s shareholders to the extent such approval is required to preserve deductibility of compensation paid pursuant to the 2011 EICP under Section 162(m) of the Internal Revenue Service Code or otherwise required by law.

The Compensation Committee met in January of 2013 and established 5 metrics for fiscal 2013 that were to be used under the 2011 EICP.

Metric	Target	Actual Performance
Operating Margin Percentage	5%	7%
Annual Revenue Per Employee	$353 thousand	$325 thousand
Increased Market Share	Increased Market Share	Achieved
Achievement of Strategic Milestone	Strategic Milestones	Achieved
Minimum Free Cash Flow	$40 million	$46 million

The metrics for fiscal 2013 were operating margin percentage (operating margin percentage is operating income, excluding one-time items, divided by sales), annualized revenue per employee, market share gain, achievement of strategic milestones and minimum free cash flow (minimum free cash flow is defined as EBITDA less non-financed cash capital expenditure. EBITDA as defined in our credit agreement is GAAP net income plus interest expense, income tax expense, depreciation and amortization, and plus (less) special items as defined). Each of the five metrics was given equal weight. The maximum payout upon certification of attainment of targets for 2013 for the Named Executive Officers (with the exception of the CEO) was 25% of the applicable Named Executive Officer’s base salary. The Chief Executive Officer’s maximum payout was 40%. The Compensation Committee had the discretion to reduce the maximum amount payable to any Named Executive Officer in its sole discretion. In order for the Named Executive Officers to be eligible for a cash bonus for fiscal 2013, the Company was required to meet at least two of the metrics. In December of 2013, the Compensation Committee met and reviewed the metrics established in January and also reviewed the performance of the Company for fiscal 2013. The Compensation Committee determined that the Company achieved four out of the five metrics established for 2013. The Company did not meet the annualized revenue per employee metric. Based on such achievement the Named Executive Officers were eligible for a cash incentive up to 20% of their respective base salaries (with the exception of the CEO who was eligible to receive 32%). However, the Compensation Committee also considered that EBITDA declined from $135 million in 2012 to $110 million in 2013, gross margin declined from 25% in 2012 to 24% and revenues declined 6% to $422 million from $450 million in 2012. High-end IC sales accounted for the overall decline in revenue, primarily attributable to an Asian foundry customer for which the Company was not qualified as a result of a node migration. Therefore, the

Compensation Committee decided to award a bonus of 10% of base salary to each of the Named Executive Officers under the 2011 EICP. Based on the determination of the Compensation Committee, the following Named Executive Officers received the following cash bonus in December 2013:

Constantine Macricostas	$60,000
Sean T. Smith	$37,500
Dr. Peter S. Kirlin	$32,000
Dr. Christopher J. Progler	$30,000

In January of 2014, the Compensation Committee met and established goals to be used for 2014 under the 2011 EICP. The goals established for 2014 were: EBITDA, operating margin, achievement of high end qualification plan and successfully closing and fully integrating by the end of October 2014 the joint venture in Taiwan that the Company announced in November of 2013.

Long Term Equity Incentives

The Company’s long term incentive program uses restricted stock and stock options. The plans allow for the grant of stock options and restricted stock awards to directors and executive officers of the Company, as well as other employees of the Company.

The Compensation Committee believes that the grant of stock options and restricted stock awards provides a strong link between executive compensation and shareholder return, aligning the long term interests of its executives with those of the Company’s shareholders and thereby promoting strategic planning while minimizing excessive risk.

In March of 2007, the Company adopted a Long Term Equity Incentive Plan (“LTEIP”). In April of 2010, the LTEIP was amended to increase the number of shares available for issuance under the plan from 3 million to 6 million and the amount of restricted stock allowed to be issued thereunder from 10% to 15% of the total shares issued cumulatively. The LTEIP permits the grant of stock options, restricted stock, stock appreciation rights, performance shares and performance units as well as restricted stock units and other equity-based awards. The granting of equity awards under the LTEIP is generally decided every December at the Company’s Board of Directors meeting. Grants to executive officers under the LTEIP are based on job responsibilities and the potential for individual contribution impacting the Company’s overall performance. When considering grants, the Compensation Committee exercises judgment and discretion, generally using a sliding scale approach and also considers previous stock award grants in order to align generally with its overall compensation philosophy. For example, the Compensation Committee may consider reducing grants in a particular year, when a Named Executive Officer has large realizable gains from stock award grants in previous years. The Company generally provides restricted stock awards and stock options to the executive officers pursuant to the terms of the LTEIP.

The annual option granting process generally begins with the Compensation Committee providing direction to the Chief Executive Officer as to the total number of shares available for grant for the year. The Chief Executive Officer then provides individual grant recommendations to the Compensation Committee (except for his own) for review and approval. The Chief Executive Officer’s recommendation is a subjective evaluation of the Named Executive Officers contribution to the Company’s future success, the level of incentive compensation previously received as well as the market price of the common stock on the date of grant. The Compensation Committee considers the aggregate number of shares available, the number of shares previously awarded and the number of individuals to whom the Company wishes to grant stock options or restricted stock awards. The Compensation Committee reserves the right to consider the factors it considers relevant under the circumstances then prevailing in reaching its determination regarding the amount of each stock option and/or restricted stock award.

Options awards typically vest 25% per year beginning one year after the grant date, with full vesting on the fourth anniversary of the grant date. The options expire ten years after the grant date, unless the employee separates earlier from the Company, at which point the options expire 30 days after separation. The exercise price is equal to the closing price of our common stock on the date of grant.

Restricted stock awards typically vest 25% per year beginning one year after the grant date, with full vesting on the fourth anniversary of the grant date. Any shares not fully vested on the date the employee separates from the Company are forfeited.

The Chief Executive Officer’s grant is determined by the Compensation Committee at its sole discretion, based on the Compensation Committee’s evaluation of the Chief Executive Officer’s expected contribution to the Company’s future success, the level of incentive compensation previously awarded, the overall performance of the Company, a review of the Chief Executive Officer’s peer group compensation and the market price of the Company’s common stock on the date of grant.

When determining the long term incentive grants in December of 2013, the Compensation Committee considered the overall performance of the Company in 2013 and also considered that in 2013 EBITDA declined from $135 million in 2012 to $110 million in 2013, and gross margin declined from 25% in 2012 to 24% in 2013 and that revenues declined 6% to $422 million from $450 million in 2012. High-end IC sales accounted for the overall decline in revenue, primarily attributable to an Asian foundry customer for which the Company was not qualified as a result of a node migration.

Based on the determination of the Compensation Committee, the Named Executive Officers received the following grants in December 2013:

	Stock Options	Restricted Stock
Constantine Macricostas	60,000	10,000
Peter Kirlin	45,000	7,500
Sean T. Smith	37,500	6,250
Dr. Christopher J. Progler	33,000	5,500
Dr. Soo Hong Jeong	15,000	2,500

The stock options were granted with an exercise price of $8.86 and will expire on December 13, 2023. The shares of restricted stock will vest in four equal increments over the next four years. The awards were granted in fiscal 2014 and were granted for 2013 performance but were also awarded to retain the Named Executive Officers.

The Compensation Committee may consider adopting stock ownership guidelines for the Named Executive Officers.

Health and Welfare and Retirement Benefits

The Named Executive Officers participate in a variety of health and welfare and paid time off benefits designed to allow the Company to retain its workforce. With the exception of the benefits described below for Dr. Jeong, the benefits program enjoyed by the Company’s Named Executive Officers is the same as that offered to all other domestic employees.

The Company does not have a defined benefit pension plan or supplemental retirement plan. However, the Company does have a Profit Sharing and Savings Plan (the “Plan”). The Plan is a 401(k) compliant plan which enables participating employees to make contributions from their earnings and share in the contributions the Company makes to a trust fund maintained by the trustee. An account in the trust fund is maintained by the trustee for the Plan. All employees are eligible to participate in the Plan, except for nonresident aliens with no United States earned income from the Company and temporary employees or interns. The minimum amount that an employee can contribute is 1% and the maximum amount is 50%. In fiscal year 2013, the Company provided a matching contribution based on the contributions that participating employees made to the Plan. Participating employees received a matching contribution of 50% of the first 4% of their contribution to the Plan.

Dr. Jeong is entitled to participate in the PKL employee benefit plans and arrangements as may be established from time to time in Korea (which may include, without limitation, medical plan, dental plan, disability plan, basic life insurance and business travel accident insurance plan, as well as the Company’s bonus plan(s), and stock award plans or any successor plans thereto). The Company and PKL have the right to terminate or change any such plans or programs at any time. Upon termination of Dr. Jeong’s employment with PKL, Dr. Jeong will receive a lump sum payment of U.S. $108,000 multiplied by the total number of years that Dr. Jeong was employed by PKL (including years prior to the date of his employee agreement). The sum of $108,000 shall be fixed and is not subject to escalation or increase based on any bonus or salary increase that Dr. Jeong may receive during the term of his agreement.

Employment Agreements

In order to retain the Named Executive Officers and retain continuity of management in the event of an actual or threatened change of control, the Company has entered into employment agreements with each of the Named Executive Officers except for Mr. Macricostas. Each agreement covers title, duties and responsibilities and stipulates compensation terms. Each employment agreement also sets forth the severance benefits due in the event of a change in control or termination without cause. These employment agreements are described below under the caption “Certain Agreements.” The estimate of the compensation that would be payable in the event of a change in control or termination without cause is described below under the caption “Potential Payments Upon Termination or Change in Control.” The Compensation Committee believes that these agreements are a competitive requirement to attract and retain highly qualified executive officers. Before authorizing the Company to enter into the employment agreements with the Named Executive Officers, the Compensation Committee analyzed each of the termination and change in control arrangements and determined that each arrangement was advisable and appropriate under the circumstances of the Company and given the circumstances of each of the individual Named Executive Officers. The Compensation Committee will review these arrangements again upon the renewal of each employment agreement. Mr. Macricostas does not have an employment agreement but does have a consulting agreement with the Company. However, the consulting agreement has been suspended for the period of time that Mr. Macricostas is an employee of the Company. Mr. Macricostas became an employee of the Company on November 10, 2008.

Tax and Accounting Impact on Compensation

Financial reporting and income tax consequences to the Company of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the Named Executive Officers while attempting to ensure the deductibility of such compensation – while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code limits the amount of compensation paid to each Named Executive Officer that may be deducted by the Company to $1 million in any year. There is an exception to the $1 million limitation for performance-based compensation that meets certain requirements. Historically, the compensation paid to our executive officers has not exceeded this limit. To the extent that it is practicable and consistent with the Company’s executive compensation philosophy, the Company intends to design its executive officer compensation policy to ensure the deductibility of such compensation under Section 162(m) or if it is determined not to be in the best interest of stockholders, the Compensation Committee will abide by its compensation philosophy even if it results in a loss of deductibility.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in these Proxy Materials.

Respectfully submitted,

Walter M. Fiederowicz, Chairman
Joseph A. Fiorita, Jr.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation paid or accrued by the Company for services rendered for the three-year period ended November 3, 2013, to each of the individuals who served (i) as the Chief Executive Officer; (ii) Chief Financial Officer and (iii) the three other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (such executives are collectively referred to as the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Soo Hong Jeong
President and	2013	475,000	0	76,440	155,080	108,000	(3)	814,520
Chief Operating Officer Asia	2012	475,000	47,500	102,700	146,738	108,000	(3)	879,938
	2011	475,000	75,000	109,038	152,555	153,256	(3)	964,849
Peter S. Kirlin
President	2013	332,000	32,000	60,060	127,941	17,100	(4)	569,101
	2012	320,000	32,000	63,200	90,300	17,000	(4)	522,500
	2011	320,000	65,000	67,100	93,880	17,062	(4)	563,042
Constantine S. Macricostas
Chairman and Chief Executive	2013	600,000	60,000	109,200	232,620	23,208	(5)	1,025,028
Officer	2012	600,000	60,000	355,500	507,938	2,617	(5)	1,526,055
	2011	600,000	130,000	377,438	528,075	22,296	(5)	1,657,809
Christopher J. Progler
Vice President,	2013	300,000	30,000	54,600	116,310	17,254	(6)	518,164
Chief Technology Officer,	2012	285,000	28,500	55,300	79,013	16,900	(6)	464,713
Strategic Planning	2011	285,000	55,000	58,713	82,145	17,571	(6)	498,429
Sean T. Smith
Senior Vice President,	2013	375,000	37,500	73,710	145,387	7,712	(7)	639,309
Chief Financial Officer	2012	375,000	37,500	79,000	112,875	11,006	(7)	615,381
	2011	360,000	85,000	83,875	117,350	7,765	(7)	653,990

(1)	The amounts shown in the “Stock Awards” column represents the closing price of the Company’s Common Stock on the date of grant multiplied by the number of shares awarded.

(2)	The amounts included in this column represent the grant date fair value of the options calculated in accordance with ASC No. 718. The assumptions used in determining the fair value of these options are set forth in Note 10 of the Company’s Annual Report on Form 10-K.

(3)	The Company provides Dr. Jeong with a company car and driver, as is customary in Korea. The Company also pays the annual membership fee on behalf of Dr. Jeong to two country clubs in Korea that Dr. Jeong has membership to and uses for business purposes as is customary in Korea.

(4)	Represents car allowance and matching contribution pursuant to the Company’s 401(k) Savings and Profit Sharing Plan.

(5)	Represents allowance for personal use of a Company car and medical reimbursements.

(6)	Represents car allowance and matching contribution pursuant to the Company’s 401(k) Savings and Profit Sharing Plan.

(7)	Represents allowance for personal use of a Company car and matching contribution pursuant to the Company’s 401(k) Savings and Profit Sharing Plan.

GRANT OF PLAN-BASED AWARDS TABLE

During the fiscal year ended November 3, 2013, the following plan-based awards were granted to the
Named Executive Officers

Name	Grant Date	Stock Awards Shares of Stock or Units (#)	All Other Stock Awards: Number of Shares of Stock(1)	Grant Date Fair Value of Stock and Option Awards $
Soo Hong Jeong	12/7/2012	14,000	40,000	231,520
Peter S. Kirlin	12/7/2012	11,000	33,000	188,001
Constantine S. Macricostas	12/7/2012	20,000	60,000	341,820
Christopher J. Progler	12/7/2012	10,000	30,000	170,910
Sean T. Smith	12/7/2012	13,500	37,500	219,098

(1)	The number of shares of Common Stock underlying each option is equal to such number of options. The exercise price of each option awarded is $5.46.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
NOVEMBER 3, 2013

Name	Option Awards				Stock Awards
(a)	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (1) (#) Un-exercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	No. of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($) (g)
Soo Hong Jeong	2/17/2004	15,000	0	19.58	2/17/2014
	1/17/2005	125,000	0	14.56	1/17/2015
	6/2/2006	90,000	0	17.02	6/02/2016
	11/10/2008	25,000	0	0.76	11/10/2018
	12/21/2009	48,750	16,250	4.42	12/21/2019
	6/2/2006					3,750	(2)	31,050
	12/10/2010					8,125	(3)	67,275
	12/10/2010	16,250	16,250	6.71	12/10/2020
	12/9/2011					12,188	(3)	100,917
	12/9/2011	8,125	24,375	6.32	12/9/2021
	12/7/2012	0	40,000	5.46	12/7/2022
	12/7/2012					14,000	(3)	115,920

Peter S. Kirlin	8/29/2008	50,000	0	3.27	8/29/2018
	11/10/2008	12,500	0	0.76	11/10/2018
	12/21/2009	26,250	8,750	4.42	12/21/2019
	12/10/2010					5,000	(3)	41,400
	12/10/2010	10,000	10,000	6.71	12/10/2020
	12/9/2011					7,500	(3)	62,100
	12/9/2011	5,000	15,000	6.32	12/9/2021
	12/7/2012	0	33,000	5.46	12/7/2022
	12/7/2012					11,000	(3)	91,080

Constantine S. Macricostas	2/17/2004	5,000	0	19.58	2/17/2014
	1/17/2005	25,000	0	14.56	1/17/2015
	2/14/2005	5,000	0	16.65	2/14/2015
	12/21/2009	168,750	56,250	4.42	12/21/2019
	12/10/2010					28,125	(3)	232,875
	12/10/2010	56,250	56,250	6.71	12/10/2020
	12/9/2011					42,188	(3)	349,317
	12/9/2011	28,125	84,375	6.32	12/9/2021
	12/7/2012					20,000	(3)	165,600
	12/7/2012	0	60,000	5.46	12/7/2022

Name	Option Awards				Stock Awards
(a)	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable (b)	No. of Securities Underlying Unexercised Options (1) (#) Un-exercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	No. of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($) (g)
Christopher J. Progler	1/17/2005	35,000	0	14.56	1/17/2015
	6/2/2006	80,000	0	17.02	6/02/2016
	11/10/2008	35,000	0	0.76	11/10/2018
	12/21/2009	26,250	8,750	4.42	12/21/2019
	6/2/2006					3,750	(2)	31,050
	12/10/2010					4,375	(3)	36,225
	12/10/2010	8,750	8,750	6.71	12/10/2020
	12/9/2011					6,563	(3)	54,342
	12/9/2011	4,375	13,125	6.32	12/9/2021
	12/7/2012					10,000	(3)	82,800
	12/7/2012	0	30,000	5.46	12/7/2022

Sean T. Smith	1/17/2005	75,000	0	14.56	1/17/2015
	6/2/2006	90,000	0	17.02	6/2/2016
	11/10/2008	16,250	0	0.76	11/10/2018
	6/2/2006					5,000	(2)	41,400
	12/21/2009	37,500	12,500	4.42	12/21/2019
	12/10/2010					6,250	(3)	51,750
	12/10/2010	12,500	12,500	6.71	12/10/2020
	12/9/2011					9,375	(3)	77,625
	12/9/2011	6,250	18,750	6.32	12/9/2021
	12/7/2012					13,500	(3)	111,780
	12/7/2012	0	37,500	5.46	12/7/2022

(1)	The options vest 25% over 4 years on the anniversary date of the grant.

(2)	Represents restricted stock awards which vest 12.5% over 8 years on the anniversary date of the grant.

(3)	Represents restricted stock awards which vest 25% over 4 years on the anniversary date of the grant.

OPTION EXERCISES AND STOCK VESTED
FISCAL YEAR ENDED NOVEMBER 3, 2013

	Option Awards		Stock Awards
Name (a)	No. of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	No. of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Soo Hong Jeong	0	0	11,875	72,894

Peter S. Kirlin	0	0	5,000	27,250

Constantine S. Macricostas	150,000	846,000	28,125	153,281

Christopher J. Progler	0	0	8,125	52,456

Sean T. Smith	0	0	11,250	72,213

PENSION BENEFITS

The Company does not have a Defined Benefit Pension Plan that the Named Executive Officers participate in.

CERTAIN AGREEMENTS

Mr. Constantine Macricostas, Chairman of the Board of the Company and the Company entered into a 7 year consulting agreement dated July 11, 2005. Mr. Macricostas became Interim Chief Executive Officer on July 20, 2008, and became an employee of the Company on November 10, 2008. Mr. Macricostas became Chief Executive Officer and President on April 3, 2009. Mr. Macricostas receives a base salary of $600,000 as Chief Executive Officer. The consulting agreement between the Company and Mr. Macricostas is suspended for the period of time that Mr. Macricostas is an employee of the Company; however the term of the consulting agreement will be extended for the period of time that Mr. Macricostas is Chief Executive Officer and an employee of the Company. The Company also provides Mr. Macricostas with supplemental health insurance, provided the premiums do not exceed $15,000 per year, and use of an automobile owned by the Company. In fiscal 2013, Mr. Macricostas was given a bonus of $60,000.

On January 1, 2011, the Company and Dr. Jeong entered into a 3 year employment agreement. Unless the Company gives written notice to Dr. Jeong at least thirty (30) days prior to the end of the term of the agreement, the term of the agreement shall automatically be extended for an additional one (1) year period. The agreement provided for a base salary of $475,000. During the term of the agreement, and for a period of 2 years thereafter, Dr. Jeong has agreed not to engage in any activity that competes with the Company or a subsidiary of the Company. Dr. Jeong is entitled to participate in the PKL employee benefit plans and arrangements established from time to time in Korea (which may include, without limitation, medical, dental, disability plans, basic life insurance and business travel accident insurance plans, and the Company’s bonus plan(s), or stock award plans or any successor plans thereto). The Company and PKL have the right to terminate or change any such plans or programs at any time. Upon termination of Dr. Jeong’s employment with PKL, Dr. Jeong will receive a lump sum payment of U.S. $108,000 multiplied by the total number of years that Dr. Jeong was employed by PKL (including years prior to the date of the agreement). The sum of $108,000 is fixed, and is not subject to escalation or increase based on any bonus or salary increase that Dr. Jeong may receive during the term of the agreement. During the term of the agreement, the Company provides Dr. Jeong with a company car and driver, as is customary in Korea. The Company also pays the annual membership fee on behalf of Dr. Jeong to two country clubs in Korea that Dr. Jeong has membership to and uses for business purposes, as is customary in Korea.

Dr. Kirlin and the Company entered into a 3 year employment agreement dated May 21, 2010. The agreement provided for a base salary of $280,000. The Compensation Committee or the Board of Directors reviews Dr. Kirlin’s base salary from time to time in accordance with normal business practices of the Company and as a result of such review may increase his base salary. Dr. Kirlin’s current base salary is $450,000. Dr. Kirlin’s salary was increased in September as a result of his promotion to President. Dr. Kirlin received a bonus of $32,000 for fiscal 2013. The agreement is automatically extended for consecutive 1 year periods unless the Company gives at least 30 days notice of its intent not to renew. Dr. Kirlin is entitled to participate in employee benefit plans and arrangements as established by the Company for similarly situated executives. Dr. Kirlin is also entitled to receive an automobile allowance or company car in accordance with the Company’s policies and provisions applicable to other similarly situated executives of the Company. If the agreement is terminated by the Company for reasons other than for “cause”, or Dr. Kirlin resigns for “good reason” (“good reason” being defined as the relocation of the Company’s principal executive offices outside the United States without Dr. Kirlin’s consent or any reduction in his salary, or health benefits without Dr. Kirlin’s consent), Dr. Kirlin will receive a payment equal to 100% of his base salary paid out over 12 months. The agreement also provides severance payments equal to 150% of his base salary payable over 18 months in the event of involuntary termination other than for “cause” (including a resignation for “good reason”) following a “change in control” and Dr. Kirlin’s stock options or similar rights will become immediately vested. Dr. Kirlin has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for 12 months thereafter.

Mr. Smith and the Company entered into a 3 year employment agreement dated February 20, 2003. The agreement provided for a base salary of $210,000. The Compensation Committee or the Board of Directors reviews Mr. Smith’s base salary from time to time in accordance with normal business practices of the Company, and as a result of such reviews may increase his base salary. Mr. Smith’s current base salary is $375,000. Mr. Smith received a bonus of $37,500 for fiscal 2013. The agreement is automatically extended for consecutive 1 year periods unless the Company gives at least 30 days notice of its intent not to renew. Mr. Smith is entitled to participate in employee benefit plans and arrangements as established by the Company for similarly situated executives. Mr. Smith is also entitled to receive an automobile allowance or company car in accordance with the Company’s policies and provisions applicable to other similarly situated executives of the Company. If the agreement is terminated by the Company for reasons other than for “cause,” or Mr. Smith resigns for “good reason” (“good reason” being defined as the relocation of the Company’s principal executive offices outside the United States without Mr. Smith’s consent or any reduction in his salary, or health benefits without Mr. Smith’s consent), Mr. Smith will receive a payment equal to 100% of his base salary paid out over 12 months. The agreement also provides severance payments equal to 150% of his base salary payable over 18 months in the event of involuntary termination other than for “cause” (including a resignation for “good reason”) following a “change in control” and Mr. Smith’s stock options or similar rights will become immediately vested. Mr. Smith has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for 12 months thereafter.

Dr. Progler and the Company entered into a 3 year employment agreement dated September 10, 2007. The agreement provided for a base salary of $243,000 per year. The Compensation Committee or the Board of Directors reviews Dr. Progler’s base salary from time to time in accordance with normal business practices of the Company, and as a result of such reviews may increase his base salary. Dr. Progler’s current base salary is $330,000. Dr. Progler received a bonus of $30,000 for fiscal 2013. The agreement is automatically extended for consecutive 1 year periods unless the Company gives at least 30 days notice of its intent not to renew. Dr. Progler is entitled to participate in employee benefit plans and arrangements as established by the Company for similarly situated executives. Dr. Progler is also entitled to receive an automobile allowance or company car in accordance with the Company’s policies and provisions applicable to other similarly situated executives of the Company. If the agreement is terminated by the Company for reasons other than for “cause,” or Dr. Progler resigns for “good reason” (“good reason” being defined as the relocation of the Company’s principal executive offices outside the United States without Dr. Progler’s consent or any reduction in his salary, or health benefits without Dr. Progler’s consent), Dr. Progler will receive a payment equal to 100% of his base salary paid out over 12 months. The agreement also provides severance payments equal to 150% of his base salary payable over 18 months in the event of involuntary termination other than for “cause” (including a resignation for “good reason”) following a “change in control” and Dr. Progler’s stock options or similar rights will become immediately vested. Dr. Progler has agreed not to engage in any activity that competes with the Company’s business during the term of his employment agreement and for 12 months thereafter.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	No. of Shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	No. of Shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plan	4,479,929	$8.30	1,585,983	(1)
Approved by Shareholders

Equity Compensation	0	0	0
Plans Not Approved by
shareholders

Total	4,479,929	$8.30	1,585,983

(1)	Represents 1,232,269 shares of Photronics Common Stock issuable pursuant to future issuance under the Company’s 2007 Long Term Equity Incentive Plan (the “LTEIP”) and 353,714 shares available under the Company’s Employee Stock Purchase Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Dr. Jeong, Dr. Kirlin, Dr. Progler and Mr. Smith have employment agreements with the Company that provide for severance payments in the event of termination by the Company without cause, termination upon a change of control or resignation by such Named Executive Officer with good reason. The employment agreements are further described above under the caption “Certain Agreements”.

Mr. Macricostas does not have an employment agreement with the Company and, therefore, is not contractually entitled to severance payments in the event of termination by the Company without cause, termination upon a change of control or resignation with good reason. The table below was prepared as if the Named Executives’ employment was terminated as of November 3, 2013, the last business day of our 2013 fiscal year and, if applicable, a change in control occurred on that date. The table also utilizes the closing share price of Photronics Common Stock on November 3, 2013.

Name	Severance Payment ($)(1)	Benefit Plans ($)(2)	Options ($)(3)	Restricted Stock ($)(4)	Total ($)
Soo Hong Jeong (5)
Termination without cause or	475,000	0			475,000
resignation for good reason.
Termination upon change of control	712,500	0	248,813	315,162	1,276,475

Sean T. Smith
Termination without cause or	375,000	16,800			391,800
resignation for good reason.
Termination upon change of control	562,500	16,800	210,375	282,555	1,072,230

Christopher J. Progler
Termination without cause or	300,000	16,800			316,800
resignation for good reason.
Termination upon change of control	450,000	16,800	157,838	204,417	829,055

Peter S. Kirlin
Termination without cause or	332,000	16,800			348,000
resignation for good reason.
Termination upon change of control	498,000	16,800	171,935	194,580	881,315

(1)	Assumes no bonus will be paid as part of the severance payment. The calculation was based on base salary for fiscal 2013.

(2)	Assumes a payment of $1,400 per month for COBRA premiums for 12 months.

(3)	The value of options assumes all outstanding option awards that are in the money and as of November 3, 2013, were immediately vested upon the change of control, regardless of whether termination of employment, for any reason, has occurred, as provided under the Company’s stock incentive plans. The amount is calculated by multiplying the amount of unvested options granted by the closing price on the date of grant and then deducting that number from the number of unvested options granted multiplied by the closing share price on November 3, 2013. The closing price on the date of grant was $4.42 for the award granted on December 21, 2009, $6.71 for the award granted on December 10, 2010, $6.32 for the award granted on December 9, 2011 and $5.46 for the award granted on December 7, 2012. The closing price on November 3, 2013 was $8.28.

(4)	The value of restricted stock assumes all unvested outstanding awards as of November 3, 2013, were immediately vested upon the change of control, regardless of whether termination of employment, for any reason has occurred, as provided under the Company’s stock incentive plans. In the case of restricted stock the value is based on the number of outstanding shares that would not ordinarily have vested as of November 3, 2013, multiplied by $8.28, the applicable closing share price on November 3, 2013.

(5)	The amount set forth above does not include the severance payment of $108,000 multiplied by the number of years that Dr. Jeong was employed by PKL.

DIRECTORS’ COMPENSATION

Directors who are not employees of the Company each received an annual retainer of $30,000, in addition to a fee of $4,000 for each director’s meeting attended in fiscal 2013.

Grants of stock as part of the Directors’ annual compensation are generally made at the first Board meeting of the Company’s fiscal year. For fiscal 2013 each Director received a restricted stock award of 14,000 shares and members of the Executive Committee received an additional 14,000 shares. The restrictions on the awards lapse quarterly over the one-year service period.

Directors who are also employees of the Company are not compensated for serving on the Board.

In fiscal 2013 the Chairman of the Audit Committee received an additional annual retainer of $40,000 and the Vice Chairman received an additional annual retainer of $20,000. In fiscal 2013, the other member of the Audit Committee received an additional annual retainer of $15,000. Members of the Audit Committee receive a per diem payment of $1,250 for travel in connection with the Audit Committee and for Board of Director assignments. The Chairman of the Compensation Committee received an additional annual retainer of $30,000 and the Vice Chairman of the Compensation Committee receives an additional annual retainer of $10,000. For fiscal 2013, the members of the Executive Committee received an additional annual retainer of $30,000. In fiscal 2013, the Chairman of the Strategic Planning and Development Committee received an additional annual retainer of $15,000 and the Vice Chairman received an additional annual retainer of $5,000. In fiscal 2013, the Chairman of the Nominating Committee received an additional annual retainer of $20,000 and the Vice Chairman received an additional annual retainer of $10,000. From time to time, management may request the involvement of one or more directors outside of board meetings in connection with the development or consideration of strategic initiatives. The directors are paid an additional $2,500 per diem prorated fee for the time devoted to such matters.

At the meeting of the Board of Directors held in December 2013, the Compensation Committee recommended to the Board the compensation to be paid to the Board for fiscal 2014. The Board, after considering this recommendation, then established the annual compensation for the directors. When assessing the director’s compensation, the Committee reviews the compensation of the directors of its peer group (the peer group is described above in the Compensation Discussion and Analysis), reviewing each element of director compensation including the annual retainer, the committee chair retainer, meeting fees and equity awards, to determine whether the amount is competitive and reasonable for the services provided by the directors. We provide higher annual retainers for service as the Chair(s) of the Audit and Compensation Committee. We do not pay a committee chair retainer to the Chairman of the Board of Directors for service as Chair of any committee. We believe that providing part of the directors’ annual retainer compensation in the form of equity rather than cash serves to align the interests of our directors with our shareholders as they become shareholders themselves. The annual retainer for Directors who are not employees for 2014 is $40,000 and a meeting fee of $4,000.

In fiscal 2014, the Chairman of the Audit Committee will receive an additional annual retainer of $40,000 and the Vice Chairman will receive an additional annual retainer of $20,000. In fiscal 2014, the other member of the Audit Committee will receive an additional annual retainer of $15,000. Members of the Audit Committee receive a per diem payment of $1,250 for travel in connection with the Audit Committee and for Board of Director assignments. The Chairman of the Compensation Committee will receive an additional annual retainer of $40,000 and the Vice Chairman of the Compensation Committee will receive an additional annual retainer of $20,000. In fiscal 2014, the Chairman of the Strategic Planning and Development Committee will receive an additional annual retainer of $15,000 and the Vice Chairman received an additional annual retainer of $10,000. In fiscal 2014, the Chairman of the Nominating Committee will receive an additional annual retainer of $20,000 and the Vice Chairman will receive an additional annual retainer of $10,000. From time to time, management may request the involvement of one or more directors outside of board meetings in connection with the development or consideration of strategic initiatives. The directors earned an additional $2,500 per diem prorated fee for the time devoted to such matters.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Total ($)
Walter M. Fiederowicz	130,500	(2)	152,880	0	283,380

Joseph A. Fiorita	130,500	(3)	152,880	0	283,380

George Macricostas	55,500	(4)	76,440	0	131,940

Mitchell G. Tyson	85,500	(5)	76,440	0	161,940

Liang-Choo Hsia	75,500	(6)	76,440	0	151,940

1.	The amounts shown for each director represents 14,000 shares of stock granted on December 7, 2012. The restricted stock vests quarterly over a year.

2.	Represents $30,000 as an annual retainer, $30,000 as Chairman of the Compensation Committee, $20,000 as Vice Chairman of the Audit Committee, $30,000 as Member of the Executive Committee, and $20,500 for meeting fees (5 meetings at $4,000 per meeting and $500 for meeting fee owed from fiscal 2012).

3.	Represents $30,000 as an annual retainer, $40,000 as Chairman of the Audit Committee, $10,000 as Vice Chairman of the Compensation Committee, $30,000 as Member of the Executive Committee, and $20,500 for meeting fees (5 meetings at $4,000 per meeting and $500 for meeting fee owed from fiscal 2012).

4.	Represents $30,000 as an annual retainer and $5,000 as a member of the Strategic Planning and Technology Development Committee and $20,500 for meeting fees (5 meetings at $4,000 per meeting and $500 for meeting fee owed from 2012).

5.	Represents $30,000 as an annual retainer and $15,000 as a member of the Audit Committee, $20,000 as Chairman of the Nominating Committee, and $20,500 for meeting fees (5 meetings at $4,000 per meeting and $500 for meeting fee owed from fiscal 2012).

6.	Represents $30,000 as an annual retainer, $15,000 as Chairman of the Strategic Planning and Technology Development Committee, $10,000 as Member of the Nominating Committee, and $20,500 for meeting fees (5 meetings at $4,000 per meeting and $500 for meeting fee owed from fiscal 2012).

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2013, no members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. During fiscal 2013, no executive officers of the Company served on the Compensation Committee or the Board of Directors of another entity whose executive officers served on the Company’s Compensation Committee.

AMENDMENT TO THE 2007 LONG TERM EQUITY INCENTIVE PLAN
TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM
6 MILLION SHARES TO 9 MILLION SHARES AND TO AMEND THE AMOUNT OF RESTRICTED
STOCK ALLOWED TO BE ISSUED THEREUNDER FROM 15% TO 1,000,000 SHARES.

For the purpose of aiding the Company and its subsidiaries in attracting, retaining and motivating qualified personnel, the Company adopted a new long term equity incentive plan (the “LTEIP”) in 2007. We believe that the LTEIP is essential to the Company’s continued success. In addition to stock options, stock appreciation rights, restricted stock, performance shares and performance units, the LTEIP also permits the granting of restricted stock units and other equity-based awards. The awards provided under the LTEIP are vital to our ability to attract and retain the highly skilled individuals who work for the Company and who serve on it’s Board of Directors.

We need to amend the LTEIP to increase the number of shares available for issuance under the LTEIP from 6 million shares to 9 million shares.

The approval of a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting is needed to adopt the amendment to the LTEIP.

The text of the Amendment to the LTEIP appears at the end of this Proxy Statement as Annex A. The following description of the LTEIP should be read in conjunction with the full text of the LTEIP.

Administration

The LTEIP will generally be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee has the authority to determine, subject to the provisions of the LTEIP, who will be granted awards, the terms and conditions of awards, and the number of shares subject to, or the cash amount payable with respect to, an award. The Compensation Committee may also make factual determinations in connection with the administration or interpretation of the LTEIP. To the extent not prohibited by applicable laws, rules and regulations, the Compensation Committee may also, from time to time, delegate some or all of its authority under the LTEIP to a subcommittee or to other persons or groups of persons as it deems necessary, appropriate or advisable. Additionally, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the LTEIP may be exercised by the Compensation Committee, may alternatively be exercised by the Board of Directors of the Company.

Eligibility

The Compensation Committee has the authority under the LTEIP to select the individuals who will be granted awards from among the officers, employees and directors, non-employee directors, consultants, advisors and independent contractors of the Company or a subsidiary of the Company.

Number of Shares Available for Issuance

A maximum of six million (6,000,000) shares of Common Stock (nine million (9,000,000) if the amendments to the LTEIP are approved by shareholders) may be issued under the LTEIP. Such shares may be authorized but unissued shares, shares previously issued and reacquired by the Company, or both. Any shares subject to awards which, for any reason, expire or are terminated or forfeited, become available again for grant under the LTEIP. Additionally shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations and exercised shares covered by a stock-settled stock appreciation right will not be available for issuance pursuant to a new award. The Compensation Committee shall have full authority to determine the effect of a change in control, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award under the LTEIP.

Types of Awards; Limits

The Compensation Committee may grant the following types of awards under the LTEIP: options; restricted stock; restricted stock units; stock appreciation rights; performance stock; performance units; and other awards based on, or related to, shares of the Company’s Common Stock. However, the LTEIP contains various limits with respect to the types of awards as follows: no more than (i) fifteen percent (15%) of such shares may be available cumulatively for grants of restricted stock or other full value awards (1,000,000 shares may be available cumulatively for grants of restricted stock or other full value awards if the amendments to the LTEIP are approved by shareholders); and (ii) no more than fifteen percent (15%) of such shares may be granted to any individual in any calendar year.

Stock Options

A stock option is the right to acquire shares of the Company’s Common Stock at a fixed exercise price for a fixed period of time (generally up to ten years). The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant.

The Compensation Committee may grant either incentive stock options or nonqualified stock options. As described in detail below, incentive stock options entitle the participant, but not the Company, to preferential tax treatment. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, shares, a combination of cash and shares, through net settlement (meaning the Company withholds shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to the Company to pay the exercise price.

Stock Appreciation Rights

Stock appreciation rights are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the stock appreciation right is exercised over the grant price. The grant price is set by the Compensation Committee, but cannot be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. Payment to the participant on exercise may be made in cash or shares, as determined by the Compensation Committee. If the Compensation Committee determines at the time of grant that a stock appreciation right may be settled only in shares, the term may not exceed ten years. The Compensation Committee may grant stock appreciation rights in tandem with an option.

Restricted Stock

Restricted stock awards are shares of Company Common Stock that are subject to cancellation, restrictions, and vesting conditions, as determined by the Compensation Committee. The shares may be either granted or sold to the participant.

Restricted Stock Units

Restricted stock units entitle a participant to receive one or more shares of Company Common Stock in the future upon satisfaction of vesting conditions determined by the Compensation Committee. The Compensation Committee determines whether restricted stock units will be settled through the delivery of shares, cash of equivalent value, or a combination of shares and cash.

Performance Stock and Performance Units

Performance stock and performance unit awards entitle a participant to receive a target number of shares if specified performance targets are achieved during a specified performance period. The Compensation Committee sets the performance targets and performance period at the date of grant. When the Compensation Committee determines the performance targets have been satisfied, performance stock and performance units are settled through the delivery of shares of Company Common Stock, cash of equivalent value, or a combination of cash and shares.

Section 162(m) Performance-Based Awards

The Compensation Committee may determine whether any award is a “performance-based” award for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” Any awards designated to be “performance-based compensation” will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant. The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; growth in managed assets; operating earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; or revenue before deferral, in each case determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit. Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit), or measured relative to selected peer companies or a market index.

The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each participant will be assigned a target number of shares of the Company’s Common Stock or cash value payable if target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period. If a participant’s performance exceeds such participant’s target performance goals, the number of shares of Company Common Stock or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above. In addition, unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

Amendment and Termination; Term

Generally, the Board may terminate, amend, modify, or suspend the LTEIP at any time. The Company will obtain stockholder approval of any termination, amendment, modification, or suspension if required by applicable law or NASDAQ rule. Subject to limited exceptions, no termination, amendment, modification, or suspension may materially impair the rights of a participant with respect to an outstanding award without the participant’s consent. Unless terminated earlier, the LTEIP will expire in 2017, on the tenth anniversary of the effective date and no additional awards may be granted after this date.

Change of Control

In the event of a change of control of the Company, the Compensation Committee may take steps it considers appropriate, including accelerating vesting, modifying an award to reflect the change of control, or providing that outstanding awards will be assumed, or substituted for, by the surviving corporation or permitting or requiring participants to surrender options and stock appreciation rights in exchange for a cash payout equal to the difference between the highest price paid in the change of control and the exercise price. Generally, unless the Compensation Committee determines otherwise at the time of grant, the default treatment of outstanding awards upon a change of control is as follows:

  options and stock appreciation rights immediately vest in full and remain exercisable until the second anniversary of the participant’s termination of employment or, if earlier, the expiration of the award’s initial term;

  restrictions imposed on restricted stock and restricted stock units immediately lapse;

  the performance targets with respect to performance units, performance stock, or other awards that vest upon satisfaction of performance objectives shall be deemed attained at target levels; and

  the vesting of all other awards that are specified with respect to shares shall be accelerated.

The following events generally result in a change of control:

  one individual or entity acquires at least 35% of the voting power of the Company;

  a majority of the Company directors are replaced by directors not approved by the Board;

  there is a merger or consolidation of the Company that results in new stockholders having at least 35% of the voting power of the Company;

  there is a sale of all or substantially all of the Company assets; or

  the Company’s stockholders approve a plan of liquidation or dissolution.

Repricing of Options and Stock Appreciation Rights

Options and stock appreciation rights may not be repriced. For these purposes, to reprice an award means (i) to reduce the exercise or grant price, or (ii) grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award.

Adjustments or Changes in Capitalization

In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, liquidation, merger or other corporate event affecting the shares of the Company’s Common Stock, the aggregate number of shares available for issuance under the LTEIP, the various LTEIP limits, and the number of shares subject to, and exercise or grant price of, outstanding awards may be appropriately adjusted by the Compensation Committee.

Limited Transferability

Generally, an award may only be transferred upon the participant’s death to a designated beneficiary or in accordance with the participant’s will or the laws of descent or distribution, and, except for incentive stock options, pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a participant’s family member, a trust for the benefit of a family member, or a charitable organization.

U.S. Tax Treatment of Awards

Incentive Stock Options

An ISO results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A Non-Qualified Stock Option (“NQO”) results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a NQO is exercised by tendering previously owned shares of the Company’s Common Stock in payment of the option price, then, instead of the treatment described above, the following generally will apply; a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Other Awards

The current United States federal income tax consequences of other awards authorized under the LTEIP are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise of options and awards under the LTEIP to non-employee Directors and to employees outside the United States may be taxed on a different basis.

New Awards

It is not possible to determine the awards that will be granted and received by any particular employee or groups in the future.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE PLAN
DESCRIBED ABOVE AND RECOMMENDS THAT YOU VOTE “FOR” THE
PROPOSED AMENDMENT.

PROPOSAL 3
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“D&T”), independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending November 2, 2014. We are asking you to ratify this selection at the meeting.

A representative of D&T will attend the meeting to answer appropriate questions and may make a statement.

Approval of this proposal to ratify the appointment of D&T requires a majority of the votes cast by the shareholders entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” this proposal to ratify the selection of D&T as independent registered public accountants for Photronics, Inc. and its subsidiaries for the fiscal year ending November 2, 2014.

PROPOSAL 4
TO APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Act, we are asking our shareholders to provide advisory approval of the compensation of our Named Executive Officers, as we have described it in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 10. While this vote is advisory, and not binding on the Company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices which the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2014 and beyond. For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our Named Executive Officers and our compensation philosophy policies are comprehensively described in the Compensation Discussion and Analysis, and its accompanying tables (including all footnotes).

The Compensation Committee designs our compensation policies for our Named Executive Officers to create executive compensation arrangements that are competitive, align pay with creating shareholder value and balance compensation risk appropriately in the context of the Company’s business strategy. Based on its review of the total compensation of our Named Executive Officers for fiscal year 2013, the Compensation Committee believes that the total compensation for each of the Named Executive Officers is reasonable and effectively achieves the designed objectives of driving Company performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests and discouraging excessive risk taking.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVING THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has an operating policy the purpose of which is to ensure that contracts with entities in which any director, officer or other member of management has a financial interest are competitively priced and commercially reasonable. Under the policy, any such contract must be reviewed and approved in advance by the Audit Committee. To the extent that anyone on the Audit Committee is the person with a financial interest, the Chief Executive Officer and Chief Financial Officer of the Company will obtain independent assessment of the commercial reasonableness of the contract when considered necessary.

The Company believes that the terms of the transactions described below with affiliated persons were negotiated at arm’s length and were no less favorable to the Company than the Company could have obtained from non-affiliated parties.

The Company is a party to a long-term service contract entered into in 2002 pursuant to which it outsources the administration of its global wide area network and related communication services to RagingWire Enterprise Solutions, Inc. (“RagingWire”), a supplier of secure data center facilities and managed information technology services, located in Sacramento, California. Constantine Macricostas is a founder, majority shareholder and the Vice Chairman of the Board of Directors of RagingWire, and his son, George Macricostas is the Chairman of the Board, Chief Executive Officer and a founder of RagingWire. The decision to pursue an outsourced solution to satisfy the Company’s network and communication needs was made by our management, and we obtained bids from and reviewed the service offerings of six other global and regional vendors before RagingWire was selected as the most favorably priced solution for its service offerings. During the 2013 fiscal year, the Company incurred expenses of $1.7 million for services provided to the Company by RagingWire. As of November 3, 2013, the Company had contracted with this service provider through June 2015 for a cost of approximately $2.2 million.

Dr. Soo Hong Jeong, President and Chief Operating Officer of Asia, who also serves as the Chairman, Chief Executive Officer and President of the Company’s majority held subsidiary in Korea, PK Ltd. (“PKL”) is also a significant shareholder of S&S Tech which serves as a supplier of photomask blanks to the Company. In fiscal 2013, the Company purchased $20.0 million of photomask blanks from S&S Tech of which $4.6 million was owed to S&S Tech at November 3, 2013.

OTHER MATTERS

We will bear the costs of solicitation of proxies. We have engaged The Proxy Advisory Group, LLC®, to assist us with the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements both of which are not expected to exceed $10,000 in the aggregate. In addition to solicitations by mail, The Proxy Advisory Group, LLC and certain of our officers may solicit proxies by telephone, email and personal interviews without additional remuneration. We will request brokers, custodians and fiduciaries to forward proxy solicitation material to the owners of shares of our common stock that they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting of Shareholders other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting of Shareholders the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file an initial report of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all filing requirements applicable to its executive officers, directors and ten percent shareholders were timely, except a form 4 was filed on May 17, 2013 for a transaction that occurred on May 14, 2013.

FORM 10-K AND ADDITIONAL INFORMATION

The Company’s annual report filed with the SEC on Form 10-K for the year ended November 3, 2013, which includes audited financial statements and financial statement schedules, will be furnished, free of charge, upon written request directed to the Secretary, Photronics, Inc., 15 Secor Road, Brookfield, Connecticut 06804 (203-775-9000).

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The Company has adopted a procedure approved by the SEC called “householding” which will reduce our printing costs and postage fees. Under this procedure, multiple shareholders residing at the same address will receive a single copy of the annual report and proxy statement unless the shareholder notifies the Company that they wish to receive individual copies. Shareholders may revoke their consent to householding at any time by contacting Broadridge Financial Services, Inc. either by calling toll-free at (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. The Company will remove you from the householding program within 30 days of receipt of your response, following which you will receive an individual copy of our disclosure document.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the Company’s proxy statement for the 2015 Annual Meeting of Shareholders must be received by the Company no later than November 3, 2014 and must meet certain requirements of applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting. Proposals may be mailed to Photronics, Inc. to the attention of the Secretary, 15 Secor Road, Brookfield, Connecticut 06804.

SOLICITATION OF PROXIES AND COSTS THEREOF

This proxy solicitation is being made by the Board of Directors of the Company and the cost of such solicitation of proxies will be borne by the Company. In addition, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or cable. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

The graph below presents a five year comparison of the total cumulative return on the Company’s common stock in comparison to returns on the NASDAQ Composite indices. The comparison assumes an initial investment of $100 and the reinvestment of dividends. The graph and other information included under this section should not be deemed to be “soliciting material” or be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

Comparison of Five-Year Cumulative Total Return
Based upon an initial investment of $100 on November 2, 2008 with dividends reinvested

February 28, 2014

Photronics, Inc.
2007 Long Term Equity Incentive Plan
(as Amended on April 11, 2014)

1. Purposes of the Plan

          The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

          Upon the Effective Date, no further Awards will be granted under the Prior Plans.

2. Definitions and Rules of Construction

          (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

     “Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit or Other Award granted by the Committee pursuant to the terms of the Plan.

     “Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

     “Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

     “Board” means the Board of Directors of the Company, as constituted from time to time.

     “Change of Control” means:

          (i) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

          (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

          (iii) There is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

          (iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Document unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

     “Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

     “Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NASDAQ; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

     “Common Stock” means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 13 of the Plan.

     “Company” means Photronics, Inc., a Connecticut corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

     “EBITDA” means earnings before interest, taxes, depreciation and amortization.

     “Effective Date” means the date on which the Plan is adopted by the Board and approved by the Shareholders of the Company.

     “Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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     “Fair Market Value” means, with respect to a share of Common Stock, the fair market value on the date of valuation of such Award as determined by the Compensation Committee; provided, however, that with respect to an incentive stock option issued to a 10% or more shareholder, Fair Market Value shall mean 110% of the fair market value or such other percentage as may be permitted by the Code and regulations promulgated thereunder.

     “Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

     “NASDAQ” means the NASDAQ Stock Market, Inc.

     “Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

     “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

     “Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

     “Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

     “Participant” means an Eligible Individual who has been granted an Award under the Plan.

     “Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

     “Performance Stock” means a Target Number of Shares granted pursuant to Section 10(a) of the Plan.

     “Performance Target” means the performance measures established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Document.

     “Performance Unit” means a right to receive a Target Number of Shares or cash in the future granted pursuant to Section 10(b) of the Plan.

     “Permitted Transferees” means (i) a Participant’s family member, (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (iv) a charitable or not-for-profit organization.

     “Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

     “Plan” means this 2007 Long Term Equity Incentive Plan, as amended or restated from time to time.

     “Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

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     “Prior Plan” means the 1996 Stock Option Plan, the 1998 Stock Option Plan, and the 2000 Stock Plan, as amended from time to time.

     “Restricted Stock” means one or more Shares granted or sold pursuant to Section 8(a) of the Plan.

     “Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(b) of the Plan.

     “Shares” means shares of Common Stock, as may be adjusted pursuant to Section 13(b).

     “Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

     “Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

     “Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity.

     “Target Number” means the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

          (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. Administration

          (a) Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

     (i) select the Participants from the Eligible Individuals;

     (ii) grant Awards in accordance with the Plan;

     (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

     (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;

     (v) subject to Sections 16 and 17(e) of the Plan, amend the terms and conditions of an Award after the granting thereof;

4

     (vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

     (vii) construe and interpret any Award Document delivered under the Plan;

     (viii) make factual determinations in connection with the administration or interpretation of the Plan;

     (ix) adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

     (x) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

     (xi) vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;

     (xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

     (xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

          (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

          (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

          (d) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

          (e) Liability of Committee. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

          (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

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4. Eligibility

          (a) Eligible Individuals. Awards may be granted to officers, employees, directors, Non-Employee Directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest; provided, however, that only employees of the Company or Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries and the service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

          (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5. Shares Subject to the Plan

          (a) Plan Limit. Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be nine million (9,000,000) plus any Shares that are available for issuance under the Prior Plans or that become available for issuance upon cancellation or expiration of awards granted under the Prior Plans without having been exercised or settled. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.

          (b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised, will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that is settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation.

          (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13 of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

     (i) the maximum number of Shares that may be issued pursuant to awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units, other full value awards, and Other Awards that are payable in Shares granted under the Plan shall equal one million (1,000,000) Shares in the aggregate;

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     (ii) the maximum amount of Awards (other than those Awards set forth in Section 5(c)) that may be awarded to any Eligible Individual in any calendar year is fifteen percent of the Shares measured as of the date of grant (with respect to Awards denominated in Shares).

          (d) Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).

6. Awards in General

          (a) Types of Awards. Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

          (b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

          (c) Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

          (d) Change of Control. (i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider appropriate, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or (D) permit or require Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment, if any, equal to the difference between the highest price paid for a Share in the Change of Control transaction and the Exercise Price of the Award. In addition, except as otherwise specified in an Award Document (or a Participant’s written employment agreement with the Company or any Subsidiary):

     (1) any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change of Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the Participant’s termination of employment with the Company;

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     (2) any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective date of the Change of Control shall lapse;

     (3) the Performance Targets with respect to all Performance Units, Performance Stock and other performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Change of Control shall be deemed to have been attained at the specified target level of performance; and

     (4) the vesting of all Awards denominated in Shares outstanding as of the effective date of the Change in Control shall be accelerated.

          (ii) Subject to applicable laws, rules and regulations, the Committee may provide, in an Award Document or subsequent to the grant of an Award for the accelerated vesting, exercisability and/or the deemed attainment of a Performance Target with respect to an Award upon specified events similar to a Change of Control.

          (iii) Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 16, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.

          (e) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

          (f) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13.

          (g) Performance-Based Awards. (i) The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets will be comprised of specified levels of one or more of the following performance criteria as the Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; operating earnings; return on investment; earned value added expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; growth in managed assets; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; revenue before deferral, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer

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companies or a market index. In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

          (ii) The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Participant will be assigned a Target Number payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of Award grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may such payment exceed the limits set forth in Section 5(c). The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

          (h) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

          (i) Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not (i) prevent adjustments pursuant to Section 13 or (ii) apply to grants of Substitute Awards.

7. Terms and Conditions of Options

          (a) General. The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

          (b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value.

          (c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.

          (d) Exercise; Payment of Exercise Price. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may

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authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

          (e) Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units

          (a) Restricted Stock. The Committee, in its discretion, may grant or sell Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

          (b) Restricted Stock Units. The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Stock Units shall become Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

9. Stock Appreciation Rights

          (a) General. The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, having

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an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed seven (7) years.

          (b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10. Terms and Conditions of Performance Stock and Performance Units

          (a) Performance Stock. The Committee may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

          (b) Performance Units. The Committee, in its discretion, may grant Performance Units to Eligible Individuals. A Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Number of Shares or cash based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Units shall be settled through the delivery of Shares or cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period.

11. Other Awards

          The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

12. Certain Restrictions

          (a) Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 12(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

          (b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

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          (c) Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit shall be determined under the Company’s Group Life Insurance Plan. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company’s Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation under the Company’s Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the Participant’s estate.

13. Recapitalization or Reorganization

          (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14. Term of the Plan

          Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

15. Effective Date

          The Plan shall become effective on the Effective Date, subject to approval by the stockholders of the Company.

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16. Amendment and Termination

          Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of NASDAQ and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

17. Miscellaneous

          (a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

          (b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

          (c) Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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          (d) Section 162(m) of the Code. The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

          (e) Section 409A of the Code. Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

          (f) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

          (g) Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

          (h) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

          (i) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

          (j) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

          (k) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

14

          (l) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

          (m) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

          (n) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

          (o) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

          (p) Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the State of Connecticut under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that any such submission by the Participant must be made within one (1) year of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly pay or reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

          (q) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut.

15

PHOTRONICS, INC. ATTN: RICHELLE BURR 15 SECOR ROAD BROOKFIELD, CT 06804
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
		For	Withhold	For All
		All	All	Except
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01	Walter M. Fiederowicz	02	Joseph A. Fiorita, Jr.	03	Liang-Choo Hsia	04	Constantine Macricostas	05	George Macricostas
06	Mitchell G. Tyson

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain

2	To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending November 2, 2014.	☐	☐	☐

3	To approve an amendment to the Photronics Inc. 2007 Long Term Equity Incentive Plan, as previously amended, to increase the authorized shares available for issuance from 6,000,000 to 9,000,000 and to amend the amount of restricted stock allowed to be issued thereunder from 15% to 1,000,000 shares.	☐	☐	☐

4	To approve, by non-binding vote, executive compensation.	☐	☐	☐

5	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

For address change/comments, mark here.	☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Proxy Statement/10-K Report is/are available at www.proxyvote.com.

PHOTRONICS, INC.
Annual Meeting of Shareholders
April 11, 2014 10:00 AM

The undersigned hereby appoints Richelle E. Burr and Sean T. Smith, or either one of them acting in the absence of the other, with full power of substitution, as proxies of the undersigned, and hereby authorizes each or either of them to vote, as designated on the other side, all shares of Common Stock of Photronics, Inc., which the undersigned is entitled to vote if personally present at the 2014 Annual Meeting of Shareholders of Photronics, Inc. to be held at 10:00 a.m. Eastern Time on April 11, 2014 at the Company's headquarters located at 15 Secor Road, Building 1, Brookfield, CT 06801 , and at any adjournments or postponements thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side